Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Annual Report of Nucuotec, Inc. and subsidiary on Form 10 KSB of our report, dated March 24, 2003.

/s/ Stonefield Josephson, Inc.
STONEFIELD JOSEPHSON, INC.,
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
March 28, 2003